EXHIBIT 23.6

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement No.'s 33-68376, 33-99852, 333-4160, 333-32033 and 333-53495, each on
Form S-3, and in Registration Statement No.'s 33-68354, 333-27827 and 333-62653, each on Form S-8, and the use in Form 10-K of Industrial Holdings, Inc. of our report dated September 19, 1997, on the financial statements of GHX, Incorporated and Subsidiary.

SIMONTON, KUTAC & BARNIDGE, LLP

Houston, Texas
March 29, 1999